SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CYTOGENIX, INC.

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CYTOGENIX, INC.
3100 WILCREST, SUITE 140
HOUSTON, TEXAS 77042

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 31, 2006

To our Shareholders:

The Annual Meeting of the Shareholders (the “Annual Meeting”) of CytoGenix, Inc., a Nevada corporation (the “Company”), will be held on May 31, 2006, at the Houston Marriott Westchase, 2900 Briar Park Dr., Houston, Texas at 2:00 pm., Houston time, for the purpose of considering and voting on the following matters:

1.

The election of two directors to serve until the 2009 Annual Meeting of shareholders or until their respective successors are elected and qualified.

2.

The approval of the selection of Lopez, Blevins, Bork & Associates, LLP as the Company’s independent auditors for the fiscal year ended December 31, 2006.

3.

The transaction of such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has established the close of business on May 2, 2006 as the record date for determining the shareholders entitled to notice and to vote at the Annual Meeting and any adjournment thereof.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.  TO ASSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, EVEN IF YOU PLAN TO ATTEND, PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ACCOMPANYING ENVELOPE.

Sincerely,

/s/  Lawrence Wunderlich
Lawrence Wunderlich
Secretary

May 1, 2006

_______________________________________________

CYTOGENIX, INC.
3100 Wilcrest, Suite 140
HOUSTON, TEXAS 77042
_______________________________________________

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To be Held May 31, 2006
__________________________________________

SOLICITATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies from the holders of record of the common stock, par value $.001 per share (“Common Stock”), at the close of business on May 2, 2006, for use at the Annual Meeting to be held at 2:00 pm., Houston time, on May 31, 2006, and any adjournment thereof.  This Proxy Statement, the attached proxy and the Company’s Annual Report for the fiscal year ended December 31, 2005 are being mailed together on or about May 9, 2006, to shareholders entitled to notice of and to vote at the Annual Meeting.  The principal executive office of the Company is 3100 Wilcrest, Suite 140, Houston, Texas 77042.

Properly executed proxies will be voted as directed.  If no direction is indicated therein, proxies received in response to this solicitation will be voted FOR: (i) the election of two nominees for director; (ii) the ratification of the indicated independent auditors; and (iii) as recommended by the Board of Directors with regard to any other matters, or if no recommendation is given, in their own discretion.

A proxy on the enclosed form may be revoked by the shareholder at any time before it is voted by filing with the Secretary of the Company a written revocation, by voting in person at the meeting, or by delivering a proxy bearing a later date.  Attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy.

The Company will bear all costs of this Proxy Statement and the proxy and the cost of soliciting proxies relating to the Annual Meeting.  It is anticipated that the solicitation of proxies for the Annual Meeting will be made only by use of the mails and will cost approximately $15,000.00.  The Company may, however, use the services of its directors, officers and employees to solicit proxies personally or by telephone, without additional salary or compensation to them. The Company will request that the brokerage houses, custodians, nominees, and fiduciaries forward the proxy soliciting materials to the beneficial owners of the Company’s shares held of record for such persons, and the Company will reimburse such persons for their related reasonable out-of-pocket expenses.

 VOTING OF SECURITIES

At the close of business on May 2, 2006, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”), there were 125,377,370 issued and outstanding shares of Common Stock, each of which share is entitled to one vote.  Common Stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting.

The Company’s Bylaws provide that the presence, either in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business.  Assuming such a majority is present, the election of directors will require the affirmative vote by a plurality of the votes cast at the Annual Meeting.  The approval of the selected independent auditors will require the affirmative vote of a majority of the shares entitled to vote and that voted or abstained at the Annual Meeting.  Abstentions from and broker non-votes on the proposal to elect directors will be counted for purposes of determining the presence of a quorum, but will not be included in the total shares voted for or against any nominee.  A broker non-vote occurs if a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because he does not have discretionary authority to vote shares and has not received instructions from the beneficial owner with respect to such proposal.  Thus, abstentions from the proposal to ratify the selection of the independent auditors will have the same legal effect as a vote against the proposals, but a broker non-vote will not be counted for purposes of determining whether a majority is achieved.

PRINCIPAL HOLDERS OF SECURITIES AND SECURITY OWNERSHIP
OF MANAGEMENT

Principal Holders of Securities.  The following table sets forth the name and address, as of April 5, 2006, and the approximate number of shares of Common Stock of the Company owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company’s Common Stock, and the name and ownership rights of each executive officer and director, and all officers and directors as a group.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned
	Number of Shares	Percent of Class
Jett**. 59-340 Diomana Road Kamuela, Hawaii 96743 Roland L. Violette. 70 Tolland St. East Hartford, Connecticut 06108 _______________________	9,270,000 9,345,057	7.3% 7.4%

**Jett is a natural person with only one legal name.

Security Ownership of Management.  The following table sets forth the beneficial ownership of Common Stock as of May 2, 2006, by (i) the executive officers whose total annual salary and bonus exceeded $100,000 in the fiscal year ended December 31, 2005 (the “Named Executives”); (ii) each director and nominee; and (iii) all directors and executive officers as a group. All persons listed have sole disposition and voting power with respect to the indicated shares except as otherwise noted.

Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares[1]	Percent of Class

Malcolm H. Skolnick Ph.D.

Lawrence Wunderlich

Frank Vazquez

Scott E. Parazynski, M.D.

Cy Stein, Ph.D., M.D.

Raymond L. Ocampo, Jr...

John J. Rossi, Ph.D.

All directors and executive officers as a group

(7 persons)

	9,848,123 6,793,708 5,350,833 582,754 457,135 432,683 432,677 23,897,913	7.4% 5.2% 4.1% * * * * 16.5%

_______________________

*Less than 1% of the 125,377,370 shares outstanding at April 5, 2006.

1.  Includes shares underlying options that will become exercisable within 60 days of April 5, 2006 to purchase an aggregate of 19,323,334 shares of Common Stock as follows: Dr. Skolnick (7,530,000 shares), Mr. Wunderlich (5,668,333 shares), Mr. Vazquez (4,458,333 shares), Dr. Parazynski (416,667 shares), Dr. Stein (416,667 shares), Mr. Ocampo (416,667 shares) and Dr. Rossi (416,667 shares).

PERFORMANCE GRAPH

The Company’s common stock began trading on the OTC Bulletin Board in August 2001.  The following graph depicts the Company’s total return to stockholders from August 2001 through December 31, 2005, relative to the performance of the Amex Biotech Index and Nasdaq Composite Index.  All of the cumulative total returns are computed assuming the value of the investment in Common Stock and each indexed as $100.00 on August 16, 2001 and the reinvestment of dividends at the frequency with which dividends were paid during applicable years.

		INDEXED RETURNS
	Base	Years Ending
	Period
Company / Index	24Aug01	Dec 01	Dec 02	Dec 03	Dec 04	Dec 05
CYTOGENIX, INC	100	77	38	308	308	435
AMEX BIOTECH INDEX	100	114	68	97	108	134
NASDAQ COMPOSITE INDEX_______	100	101	69	104	113	114

PROPOSAL 1. - ELECTION OF DIRECTORS

Two directors will be elected at the Annual Meeting.  Shares or proxies may not be voted for more than two nominees for directors.  In accordance with Article III, Section 1(c) of the bylaws of the Company, the Board of Directors is divided into three classes serving staggered three-year terms.  Malcolm H. Skolnick, Ph.D, J.D. and Scott E. Parazynski, M.D. have been nominated for election at the Annual Meeting for terms of three years, each to hold office until the expiration of his term in 2009 and until his successor is elected and qualified.

The persons named as proxies in the proxy have been designated by the Board of Directors and intend to vote such proxy “FOR” the persons named below in the election of the Board of Directors, except to the extent authority to vote is withheld from one or more nominees.  If any such nominee is unable to serve as a director, it is intended that the shares represented by proxies will be voted in the absence of contrary indication for any substitute nominee that the Board of Directors designates.

The Board of Directors recommends a vote “FOR” each of the two nominees named below.

Information About Nominees and Directors.  Set forth below, as of May 2, 2006, for each current director and for each nominee for election as a director of the Company, is information regarding age, position(s) with the Company, membership on committees of the Board of Directors, the period served as a director and term of office, business experience during at least the past five years, and other directorships currently held.  Dr. Skolnick, Chairman, President and Chief Executive Officer, Mr. Wunderlich, Chief Financial Officer and director, and Mr. Vazquez, Chief Operating Officer and director, are the only employees or former employees of the Company on the Board of Directors.

Name	Principal Occupation	Age	Director Since
Malcolm H. Skolnick Ph.D., JD

Chairman of the Board of Directors, President and Chief Executive Officer.  Dr. Skolnick has been the Chief Executive Officer and President of the Company since September 9, 1999.  Prior to that time Dr. Skolnick was a Professor in the University of Texas Health Sciences Center at Houston serving in the Medical School Graduate School of Biomedical Sciences and the School of Public Health. Dr. Skolnick has been principal investigator in five clinical trials and holds four medical device patents.   Dr. Skolnick received a Ph.D. in physics from Cornell University and a J.D. from the University of Houston.  He is licensed to practice law in Texas and is a registered patent attorney.  He has practiced intellectual property law, been active in technology transfer and licensing activities and serves on the boards of Biodyne, Inc. and Resolution Forum, Inc.

		70	1999

Lawrence Wunderlich Frank Vazquez

Chief Financial Officer and a director of the Company. Mr. Wunderlich has served as the Chief Financial Officer since August 17, 1999. Mr. Wunderlich worked as a financial consultant at the investment banking firm of Josephthal and Company from October 1996 until august 1998. Prior to his employment at Josephthal, Mr. Wunderlich co-owned The Language Loop, a translation service form 1991 to 1996 and held the position of President.

Chief Operating Officer and a director of the Company since July 2002.  Mr. Vazquez was a consultant specializing in life science start-up enterprises prior to joining the Company.  He was President/CEO of Lark Technologies, Inc. from 1989 to 1999 and Medical Metrics, Inc. from 2000 to 2001.  Mr. Vazquez has been engaged by BCMT, Inc. the commercialization subsidiary of Baylor College of Medicine, the University of Texas Health Science Center-Houston and individual clients to organize and start new medical and biotechnology companies.  Mr. Vazquez previously held management positions with CooperVision, Inc., Booz Allen and Hamilton, ITT Corporation and IBM.  He holds a B.S. from Columbia University.

	48 65	1999 2002

Scott E. Parazynski M.D.

Dr. Parazynski is a graduate of Stanford University and Stanford Medical School and pursued clinical training at the Brigham and Women's Hospital (Boston, MA) and emergency medicine residency training in Denver, CO. He has numerous publications in the field of space physiology and has a expertise in human adaptation to stressful environments. Dr. Parazynski is a member of the Aerospace Medical Association, the American Society for Gravitational and Space Biology and has received numerous special honors, including the National Institutes of Health Predoctoral Training Award in Cancer Biology, NASA Graduate Student Researcher’s Award and Research Honors Award from Stanford Medical School.

Scott E. Parazynski, M.D., has been an astronaut since 1992 and has logged over 262 hours in space. He first flew in 1994 on the Atmospheric Laboratory for Applications and Science (ATLAS-3) mission, which was part of an on-going program to determine the Earth's energy balance and atmospheric change over an 11-year solar cycle. During this mission, he and his crewmates also evaluated the Interlimb Resistance Device, a free-floating exercise he developed to prevent musculoskeletal atrophy in microgravity.

	44	2002

Cy A. Stein, M.D., Ph.D.

Dr. Stein is currently Professor of Medicine Urology and Pharmacology in the Oncology Department of Albert Einstein College of Medicine, New York.  In addition to his clinical and faculty activities, he is co-editor-in-chief of Antisense and Nucleic Acid Drug Development, sits on seven editorial advisory boards, including Nucleic Acids Research, serves on eight scientific advisory boards, including Genta (Berkeley Heights, NJ), Targent (New York, NY), A3D (Heidelberg, Germany), and is an ad hoc reviewer for over 20 peer reviewed journals.  He has authored 97 peer reviewed journal articles.  He has written 56 book chapters, reviews and editorials, and he holds six patents issued and four patents pending.  He attended Brown University (BA), Stanford University (PhD in Organic Chemistry), Albert Einstein College of Medicine (MD), and New York Hospital-Cornell Medical Center (Internship and Residency in Internal Medicine).  Dr Stein was a Clinical Associate and Senior Staff Fellow at The National Cancer Institute, Bethesda, Maryland.

	52	2002

John J. Rossi, PhD

Associate Director for Laboratory Research, City of Hope Comprehensive Cancer Center.  John J. Rossi, PhD began his employment with City of Hope (COH) in 1980 as an assistant research scientist in the Department of Molecular Genetics.  He was promoted to chairman of the Division of Biology in 1992.  In 1993, COH bestowed its highest honor upon him by naming him to its Gallery of Medical and Scientific Achievement for his pioneering work at the molecular level in the battle against AIDS and other major diseases.  In 1998, Dr. Rossi was appointed as the Dean of the City of Hope Graduate School of Biological Sciences.

Dr. Rossi is an expert in ribozymes (molecular scissors).  One of his most notable projects is in the area of ribozyme research in AIDS.  He led the research team that first suggested applying ribozymes to treat HIV.  His research in molecular genetics and microbiology has resulted in eight patents being granted and has served as the basis for more than 120 scientific papers.

Dr. Rossi received his bachelor’s degree from the University of New Hampshire and earned his doctorate at the University of Connecticut.  Prior to his working at COH, Dr. Rossi completed four years of post Ph.D. training at Brown University in Providence, Rhode Island.

	59	2003

Raymond L. Ocampo, Jr..

Raymond L. Ocampo Jr. is a lawyer, businessman.  He currently serves on the boards of PMI Group, Inc. (PMI) and Pinpoint Solutions Corporation.  Mr. Campo retired in November 1996 as Senior Vice President, General Counsel & Secretary at Oracle Corporation, the world’s second largest software company, after serving as its chief legal counsel for more than a decade.  Before joining Oracle Corporation in 1986, Mr. Ocampo was engaged in the private practice of law in San Francisco (1976-86) and was an adjunct professor at Hastings College of the Law (1977-83).  He received his undergraduate degree form U.C.L.A. in 1973 and his law degree from Boalt Hall School of Law at U.C. Berkely in 1976.  Mr. Ocampo authored Surfing the Law and Technology Tsunami (American Bar Association 2001), a collection of keynote addresses about the intersection of law and technology, and co- authored Negotiating and Drafting Software Consulting Agreements (Glasser LegalWorks 1996).  Mr. Ocampo was the 2001-02 Chair of the American Bar Association’s Section of Science & Technology law.  He previously served as the chair of the Section’s E-Commerce Division (1998-99) and Internet & Cyberspace Committee (1996-99) and served as co-chair of the Multimedia & Interactive Technologies Committee (1995-96).  He also served as chair of the Computer Litigation Committee (1992-94) of the ABA’s Section of Litigation.

	52	2003

MEETINGS AND COMMITTEES OF THE BOARD

During the fiscal year ended December 31, 2005, the Board of Directors of the Company held 4 meetings.  Each director participated in at least 75% of all meetings of the Board of Directors.  The Board of Directors has no standing committees (audit, compensation or nominating).  These functions are fulfilled by the Board of Directors  Because the Company has no audit committee, it has no audit committee financial expert as contemplated by Securities and Exchange Commission rules and regulations.

The Board of Directors has no standing nominating committee. All directors participate in the consideration of director nominees. The directors are of the view that the present management structure (only three of the seven directors are employees of the Company) does not warrant the appointment of a Nominating Committee.  The board of directors does not have a formal policy for evaluating nominees with regard to consideration of director candidates recommended by shareholders but will consider any such recommendation that is submitted to the Board of Directors via its stockholder communications procedures described below.  The Company does not pay a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees to the Board of Directors.

Shareholders who wish to recommend director candidates to the Board of Directors or otherwise send communications to the Board of Directors for any other reason may send a letter addressed to the individual director at:

CytoGenix, Inc.

3100 Wilcrest, Suite 140

Houston, Texas  77042

A copy of the communication will be forwarded to each of the seven individual directors.

The Company encourages each member of the Board of Directors to attend the Annual Meeting of Shareholders.  Drs. Skolnick and Parazynski, and Messrs. Vazquez and Wunderlich were the only directors who attended the 2005 Annual Meeting of Shareholders.

COMPENSATION OF DIRECTORS

The Company pays directors who are not employees of the Company $25,000 per year for attending Board of Directors meeting.  The Board of Directors may also make discretionary option grants to its non-employee directors under the Company’s 2003 Stock Option Plan and 2005 Stock Option Plan.  On June 24, 2003, options to purchase an aggregate of 500,000 shares of Common Stock for $0.185 per share were granted to non-employee directors of the Company under the 2003 Stock Option Plan as follows: 250,000 shares to each of Drs. Parazynski and Stein.  On September 8, 2003, options to purchase 250,000 shares of Common Stock for $0.61 were granted to Mr. Ocampo, a non-employee director, under the same plan.  On October 27, 2003, options to purchase 250,000 shares of Common Stock for $0.83 were granted to Dr. Rossi, a non-employee director, under the same plan.  On January 29, 2005, options to purchase an aggregate of 1,000,000 shares of Common Stock for $0.70 per share were granted to non-employee directors of the Company under the 2005 Stock Option Plan as follows: 250,000 shares to each of Dr. Parazynski, Dr. Stein, Mr. Ocampo and Dr. Rossi.  All of the options granted under the 2003 Stock Option Plan have vested and are exercisable in full.  Two-thirds of the options granted under the 2005 Stock Option Plan became vested and exercisable in full on January 29, 2006.  All of the options expire 10 years after the grant date.  See “Security Ownership of Management” above for more information regarding such grants.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Board of Directors does not have a Compensation Committee.  Compensation matters are considered by the entire seven-member Board of Directors, which includes four non-employee directors and three executive officers of the Company.

BOARD REPORT ON EXECUTIVE COMPENSATION

Compensation decisions are made by the Board of Directors.  The Board of Directors believes that the ability to attract and retain qualified executive and non-executive officers and provide appropriate incentives is essential to the long-term success of the Company.

The Board of Director’s compensation plan for 2005 was designed to provide significant incentive compensation opportunities in addition to market competitive salaries, and to aid in the retention of executive officers and other significant employees.  The plan was intended to link individual employee objectives with overall company strategies and results for 2005, and to reward executive officers and significant employees for their individual contributions to those strategies and results.  The Board of Directors uses compensation and performance data from comparable companies in the biopharmaceutical industry to establish market competitive compensation and performance standards for the Company’s employees.  Based on market information, and Company and individual objectives, the Company’s President makes recommendations to the Board of Directors regarding the compensation of each executive and other significant employees on an individual basis.

Compensation paid to executive officers and other significant employees during 2005 consisted primarily of base salaries.

Base Salaries.  The amount of the base salaries paid to significant employees was determined by evaluating the competitive marketplace, the scope of each individual's responsibilities, the planned and past performance of the Company, and, to a certain extent, subjective measures of each individual's performance.  The salaries paid in 2005 to the Named Executive Officers (as defined below) were unanimously approved by the Company’s four non-employee directors.

President’s Compensation.  The base salary paid to the President was determined by evaluating the competitive marketplace, the scope of his responsibilities, the planned and past performance of the Company, and, to a certain extent, subjective measures of performance.  Dr. Skolnick was paid no bonuses in 2005 in his capacity of President.  The Board of Directors may award future discretionary bonuses based on its assessment of management performance and the overall performance of the Company.

Stock Options.  Stock options for 17,125,000 shares of Common Stock were granted to the Company’s employees in 2005 under the CytoGenix, Inc. 2003 Stock Option Plan and the CytoGenix, Inc. 2005 Stock Option Plan.  The purpose of long-term awards, currently in the form of stock options, is to align the interests of the executive officers and other employees with the interests of the shareholders. Additionally, long-term awards offer employees an incentive for the achievement of superior performance over time and foster the retention of key management personnel.  The Board of Directors favors the granting of equity-based awards over cash compensation for such reasons and also believes that the granting of stock options better motivates executive officers and others to exert their best efforts on behalf of the Company and the shareholders.  In determining annual stock option grants, the Board of Directors bases its decision on the individual’s performance and potential to improve shareholder value.

Review of and Conclusion Regarding All Components of Executive Compensation.  The Board of Directors has reviewed all components of Dr. Skolnick’s and each of the Company’s other two most highly compensated executive officers’ compensation, including salary, bonus, equity and long-term incentive compensation, accumulated realized and unrealized stock option gains and the dollar value to the executive and the cost to the Company of all perquisites and other personal benefits.  Furthermore, due to public concerns over the perceived inflation of chief executive officer compensation and the divergence between compensation paid to chief executive officers and the average employee, generally, the Board of Directors reviewed Dr. Skolnick’s total compensation package with an eye toward internal consistency with compensation paid to the Company’s other executive officers and employees generally.

Policy on Deductibility of Compensation.  In 1993, the federal tax laws were amended to limit the deduction a publicly-held company is allowed for compensation paid to the chief executive officer and to the four most highly compensated executive officers other than the chief executive officer.  Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted.  In order to constitute performance-based compensation for purposes of the tax law, the performance measures must be approved by the shareholders.  Since the Company does not anticipate that the compensation for any executive officer will exceed the $1 million threshold in the near term, shareholder approval necessary to maintain the tax deductibility of compensation at or above that level is not being requested.  The Board of Directors will reconsider this matter if compensation levels approach this threshold, in light of the tax laws then in effect.  The Board of Directors will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Board of Directors deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

This report is submitted by the members of the Board of Directors:

Malcolm H. Skolnick, Chairman

Lawrence Wunderlich

Frank Vazquez

Scott E. Parazynski

Cy A. Stein

John J. Rossi

Raymond L. Ocampo, Jr

EXECUTIVE COMPENSATION

The following table shows all compensation earned for services rendered to the Company during the fiscal years ended December 31, 2003, 2004 and 2005 by the President and Chief Executive Officer of the Company, the Chief Financial Officer of the Company and the Chief Operating Officer of the Company (the “Named Executive Officers”).

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)1	BONUS ($)2	LONG-TERM COMPENSATION
				RESTRICTED STOCK AWARD(S) ($)	SECURITIES UNDERLYING OPTIONS/SARs (#)
Malcolm Skolnick (CEO)3	2005	265,000	155,445	0	3,600,000
	2004	161,500	0	36,000	0
	2003	132,703	0	54,969	5,000,000
Lawrence Wunderlich (CFO)4	2005	205,000	120,250	0	3,562,500
	2004	106,500	0	36,000	0
	2003	86,701	0	38,400	3,200,000
Frank Vazquez (COO)5	2005	205,000	120,250	0	3,562,500
	2004	92,178	0	22,512	0
	2003	93,454	0	22,512	2,000,000

(1) As of May 1, 2006, of such salary amounts $27,500, $21,600 and $31,812 had not been paid to Dr. Skolnick, Mr. Wunderlich and Mr. Vazquez, respectively, butg those amounts had been earned as of December 31, 2005 and are owed by the Company.
(2) As of May 1, 2006, none of the bonus amounts had been paid to the respective Named Executive Officers but the bonuses had been earned as of December 31, 2005 and are owed by the Company.
(3) Dr. Skolnick was issued shares of restricted Common Stock as compensation as follows:

DATE	VALUE $	CLOSING PRICE $	NUMBER OF SHARES
12/31/04	1,500	0.80	1,250
12/15/04	1,500	0.57	1,754
11/30/04	1,500	0.28	3,571
11/15/04	1,500	0.27	3,704
10/31/04	1,500	0.31	3,226
10/15/04	1,500	0.24	4,167
9/30/04	1,500	0.27	3,704
9/15/04	1,500	0.27	3,704
8/31/04	1,500	0.25	3,968
8/15/04	1,500	0.29	3,448
7/31/04	1,500	0.25	3,571
7/15/04	1,500	0.40	2,500
6/30/04	1,500	0.44	2,273
6/15/04	1,500	0.55	1,818
5/31/04	1,500	0.56	1,786
5/15/04	1,500	0.62	1,613
4/30/04	1,500	0.65	1,538
4/15/04	1,500	0.67	1,504
3/31/04	1,500	0.67	1,504
3/15/04	1,500	0.76	1,316
2/28/04	1,500	0.68	1,471
2/15/04	1,500	0.60	1,667
1/31/04	1,500	0.72	1,389
1/15/04	1,500	0.81	1,235
12/31/03	1,500	0.80	1,875
12/15/03	1,500	0.535	2,804
11/28/03	1,500	0.58	2,586
11/14/03	1,500	0.79	1,899
10/31/03	1,500	0.83	1,807
10/15/03	1,500	0.87	1,724
9/30/03	1,500	0.81	1,852
9/15/03	1,500	0.74	2,027
8/30/03	1,250	0.58	2,155
8/15/03	1,250	0.61	2,049
7/30/03	1,250	0.59	2,119
7/15/03	1,250	0.58	2,155
6/30/03	1,250	0.19	6,579
6/15/03	1,250	0.13	9,615
5/31/03	1,250	0.07	19,231
5/15/03	1,250	0.08	16,667
4/30/03	1,250	0.04	35,714
4/14/03	1,250	0.06	20,833
3/31/03	1,250	0.05	25,000
3/14/03	1,250	0.08	15,625
2/28/03	1,250	0.08	15,625
2/14/03	1,250	0.09	13,889
1/31/03	1,250	0.13	9,615
1/27/03	22,969	0.115	208,426
1/15/03	1,250	0.10	12,500

(4)    Mr. Wunderlich was issued shares of restricted Common Stock as compensation as follows:

DATE	VALUE $	CLOSING PRICE $	NUMBER OF SHARES
12/31/04	1,000	0.80	1,875
12/15/04	1,000	0.57	2,632
11/30/04	1,000	0.28	5,357
11/15/04	1,000	0.27	5,556
10/31/04	1,000	0.31	4,839
10/15/04	1,000	0.24	6,250
9/30/04	1,000	0.27	5,556
9/15/04	1,000	0.27	5,556
8/31/04	1,000	0.25	5,952
8/17/04	12,000	0.07	162,182
8/15/04	1,000	0.29	5,172
7/31/04	1,000	0.25	5,357
7/15/04	1,000	0.40	3,750
6/30/04	1,000	0.44	3,409
6/15/04	1,000	0.55	2,727
5/31/04	1,000	0.56	2,679
5/15/04	1,000	0.62	2,419
4/30/04	1,000	0.65	2,308
4/15/04	1,000	0.67	2,256
3/31/04	1,000	0.67	2,256
3/15/04	1,000	0.76	1,974
2/28/04	1,000	0.68	2,206
2/15/04	1,000	0.60	2,500
1/31/04	1,000	0.72	2,083
1/15/04	1,000	0.81	1,852
12/31/03	1,000	0.80	1,250
12/15/03	1,000	0.535	1,869
11/28/03	1,000	0.58	1,724
11/14/03	1,000	0.79	1,266
10/31/03	1,000	0.83	1,205
10/15/03	1,000	0.87	1,149
9/30/03	1,000	0.81	1,235
9/15/03	1,000	0.74	1,351
8/30/03	1,000	0.58	1,724
8/15/03	1,000	0.61	1,639
7/30/03	1,000	0.59	1,695
7/15/03	1,000	0.58	1,724
6/30/03	1,000	0.19	5,263
6/15/03	1,000	0.13	7,692
5/31/03	1,000	0.07	15,385
5/15/03	1,000	0.08	13,333
4/30/03	1,000	0.04	28,571
4/14/03	1,000	0.06	16,667
3/31/03	1,000	0.05	20,000
3/14/03	1,000	0.08	12,500
2/28/03	1,000	0.08	12,500
2/14/03	1,000	0.09	11,111

1/31/03	1,000	0.13	7,692
1/27/03	14,400	0.115	125,217
1/15/03	1,000	0.10	10,000

(5)    Mr. Vazquez was issued shares of restricted Common Stock as compensation as follows:

DATE	VALUE $	CLOSING PRICE $	NUMBER OF SHARES
12/31/04	938	0.80	1,172
12/15/04	938	0.57	1,645
11/30/04	938	0.28	3,348
11/15/04	938	0.27	3,472
10/31/04	938	0.31	3,024
10/15/04	938	0.24	3,906
9/30/04	938	0.27	3,472
9/15/04	938	0.27	3,472
8/31/04	938	0.25	3,720
8/15/04	938	0.29	3,233
7/31/04	938	0.25	3,348
7/15/04	938	0.40	3,750
6/30/04	938	0.44	2,344
6/15/04	938	0.55	1,705
5/31/04	938	0.56	1,674
5/15/04	938	0.62	1,512
4/30/04	938	0.65	1,442
4/15/04	938	0.67	1,410
3/31/04	938	0.67	1,410
3/15/04	938	0.76	1,234
2/28/04	938	0.68	1,379
2/15/04	938	0.60	1,563
1/31/04	938	0.72	1,302
1/15/04	938	0.81	1,157
12/31/03	938	0.80	1,172
12/15/03	938	0.535	1,752
11/28/03	938	0.58	1,616
11/14/03	938	0.79	1,187
10/31/03	938	0.83	1,130
10/15/03	938	0.87	1,078
9/30/03	938	0.81	1,157
9/15/03	938	0.74	1,267
8/30/03	938	0.58	1,616
8/15/03	938	0.61	1,537
7/30/03	938	0.59	1,589
7/15/03	938	0.58	1,616
6/30/03	938	0.19	4,934
6/15/03	938	0.13	7,212
5/31/03	938	0.07	14,423
5/15/03	938	0.08	12,500
4/30/03	938	0.04	26,786
4/14/03	938	0.06	15,625
3/31/03	938	0.05	18,750
3/14/03	938	0.08	11,719

2/28/03	938	0.08	11,719
2/14/03	938	0.09	10,417
1/31/03	938	0.13	7,212
1/15/03	938	0.10	9,375

Option Grants in the Last Fiscal Year.  Shown below is information on grants of stock options during the 2005 fiscal year to the Company’s Named Executive Officers.

Name	Number of Shares Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise of Base Price ($/Sh)(2)	Expiration Date	Potential Realizable Value at Assumed Rates of Stock Price Appreciation for Option Term(3)
					5%($)	10%($)
Malcolm Skolnick	3,600,000	21.0%	0.70	1/29/2015	1,584,814	4,016,231
Lawrence Wunderlich	3,562,500	20.8%	0.70	1/29/2015	1,568,306	3,974,395
Frank Vazquez	3,562,500	20.8%	0.70	1/29/2015	1,568,306	3,974,395

______________________

(1)

Options vest 1/3 on the date of grant and 1/3 on each of the first and second anniversaries of the date of grant.

(2)

The exercise price is equal to the fair market value of the shares on the date the option is granted. The exercise price may be paid in cash.

(3)

These amounts are based on assumed rates of appreciation only.  Actual gains, if any, on stock option exercises will be dependent on overall market conditions and on the future performance of our common stock. There can be no assurance that the amounts reflected in this table will be realized.

Option Exercises and Year-End Option Values.  The following table provides information as to options exercised by the Named Executive Officer in 2005 and year-end value of unexercised options held by the Named Executive Officer.

Aggregate Option Exercises in 2005 and
December 30, 2005 Option Values

			Number of Securities Underlying Unexercised Options at December 31, 2005 (#)	Value of Unexercised In-the-Money Options at December 31, 2005 ($)
Name	Shares Acquired On Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable(1)
Malcolm H. Skolnick(2)	0	0	6,200,000 / 2,400,000	5,241,000 / 1,032,000
Lawrence Wunderlich(3)	0	0	4,387,500 / 2,375,000	3,534,625 / 1,021,250
Frank Vazquez(4)	0	0	3,187,500 / 2,375,000	2,400,625 / 1,021,250

______________________

(1)

Value is based on the $1.13 per share closing price of Common Stock on December 30, 2005, the last day of trading prior to the end of the fiscal year, less the exercise price.

(2)

Options to purchase 5,000,000 shares are exercisable at approximately $0.185 per share and options to purchase 1,200,000 are exercisable at approximately $0.70 per share.

(3)

Options to purchase 3,200,000 shares are exercisable at approximately $0.185 per share and options to purchase 1,187,500 are exercisable at approximately $0.70 per share.

(4)

Options to purchase 2,000,000 shares are exercisable at approximately $0.185 per share and options to purchase 1,187,500 are exercisable at approximately $0.70 per share.

Securities Authorized for Issuance Under Equity Compensation Plans.  The following table sets forth certain information with respect to our equity compensation plans as of December 30, 2005:

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by our stockholders(2)	33,000,000	$0.48	3,000,000
Equity compensation plans not approved by our stockholders	0	0	0

_________________

(1)

Excludes securities to be issued upon the exercise of outstanding options, warrants and rights.

(2)

Includes options granted under the CytoGenix, Inc. 2003 Stock Option Plan and the CytoGenix, Inc. 2005 Stock Option Plan.

Employment Agreements.  The Company entered into an employment agreement with each of Dr. Skolnick, Mr. Wunderlich and Mr. Vazquez on January 1, 2005.  The 2005 base annual salaries under the employment agreements were $265,000, $205,000 and $205,000 for Dr. Skolnick, Mr. Wunderlich and Mr. Vazquez, respectively.  The agreements provide for the 2006 base annual salaries to increase to $390,000, $250,000 and $250,000 for Dr. Skolnick, Mr. Wunderlich and Mr. Vazquez, respectively.  All three agreements are terminable at will by the Company.  In the event the Company terminates any of Dr. Skolnick, Mr. Wunderlich or Mr. Vazquez without cause (as defined in the employee agreements), the Company will be obligated to pay the terminated employee severance for one year at the base annual pay rate and frequency in effect immediately prior to termination.  In the event a change in control of the Company (as defined in the employee agreements) occurs, each of Dr. Skolnick, Mr. Wunderlich and Mr. Vazquez will be entitled to a lump sum payment, in addition to any severance, equal to such executive’s annual base salary in effect immediately prior to the change in control.

PROPOSAL 2. - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Board of Directors has selected Lopez, Blevins, Bork & Associates, LLP, which has served as independent auditors of the Company since August 19, 2004 as independent auditors to audit the books, records and accounts of the Company for the fiscal year ended December 31, 2006.  The Board of Directors recommends a vote FOR approval of such selection.  A representative of Lopez, Blevins, Bork & Associates, LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if such representative chooses to do so, and will be available to respond to appropriate questions.

AUDIT FEES; CHANGES IN ACCOUNTANTS

FEES AND EXPENSES OF INDEPENDENT ACCOUNTANTS

The following table sets forth the amount of audit fees, audit related fees and tax fees billed or expected to be billed by Malone & Bailey, PLLC and Lopez, Blevins, Bork & Associates, LLP, our independent auditors, for the years ended December 31, 2004 and 2005, respectively:

	2005	2004
	Amount	Amount
Audit Fees(1)	$11,000	$10,400
Audit-Related Fees(2)	0	0
Tax Fees(3)	$900	$900
All Other Fees	0	0
Total Fees	$11,900	$11,300

______________________

(1)

Includes the annual consolidated financial statement audit, review of quarterly reports on Form 10-Q and other services associated with the audit.

(2)

During the indicated periods, Malone & Bailey, PLLC and Lopez, Blevins, Bork & Associates LLP did not provide us with any information technology services relating to financial information systems design and implementation.

(3)

Includes fees and expenses for services primarily related to tax compliance, tax advice and tax planning for certain acquisitions.

On April 16, 2003, the Company engaged Malone & Bailey, PPLC, of Houston, Texas as its principal independent accountants to audit the Company’s financial statements.  The Company’s Board of Directors approved the engagement of Malone & Bailey, PLLC on April 15, 2003.

In August 19, 2004 the Company advised Malone & Bailey, PLLC (“MB”) of its termination as the Company’s independent accountant.  MB has issued no reports on the financial statements of the Company for any period subsequent to December 31, 2003.  The report of MB on the Company’s financial statements for the fiscal year ended December 31, 2003 contains a modification for a going concern uncertainty.  MB issued no reports on the financial statements of the Company for any period prior to December 31, 2002.  The decision to change independent auditors was approved by the Board of Directors.  The Company has not had any disagreements with MB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of MB, would have caused them to make reference thereto in their report on the financial statements of the Company.  MB furnished the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements on August 31, 2004, which was filed as an exhibit to the Company’s Current Report on Form 8-K/A dated August 31, 2004.

BOARD POLICY ON PRE-APPROVAL OF PERMISSIBLE NON-AUDIT SERVICES

The Board of Directors requires management to seek Board of Director pre-approval for the engagement of an independent public accountant to perform audit, audit-related and non-audit services.  The Company’s Board of Directors approved the engagement of Lopez, Blevins, Bork & Associates LLP on August 18, 2004.  On August 19, 2004, the Company engaged Lopez, Blevins, Bork & Associates

LLP of Houston, Texas to serve as our independent registered accounting firm for the fiscal year ending December 31, 2004, including the audit of our 2004 financial statements and Proxy Statement, and the review of the company’s quarterly reports on Form 10Q for the third quarter of 2004 and thereafter for an estimated fee of $10,400.

BOARD REPORT ON 2005 AUDIT

The Company does not have an Audit Committee.  The Board of Directors reviews the Company’s financial reporting process.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.  The Board of Directors is responsible for engaging independent auditors to perform an independent audit of the Company’s financial statements in accordance with generally accepted accounting principles and to issue a report thereon.  The Board of Directors reviews and oversees these processes, including oversight of (i) the integrity of the Company’s financial statements, (ii) the Company’s independent auditors' qualifications and independence, (iii) the performance of the Company’s independent  auditors and (iv) the Company’s compliance with legal and regulatory requirements.

In this context, the Board of Directors met and held discussions with management and the independent auditors.  Management represented to the Board of Directors that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Board of Directors reviewed and discussed the financial statements with management and the independent auditors.  The Board of Directors also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380), as amended.

In addition, the Board of Directors discussed with the independent auditors the auditors' independence from the Company and its management, and the independent auditors provided to the Board of Directors the written disclosures and letter required by the  Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

The Board of Directors also discussed with the Company’s independent auditors the overall scope and plans for the audit.  The Board of Directors met with the independent  auditors, with and without management present, to discuss the results of their  examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions  referred to above, the Board of Directors approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.  The Board also recommended, subject to shareholder ratification, the selection of the Company’s independent auditors for fiscal year 2006.

This report is submitted by the members of the Board of Directors.

Malcolm H. Skolnick, Chairman

Lawrence Wunderlich

Frank Vazquez

Scott E. Parazynski

Cy A. Stein

John J. Rossi

Raymond L. Ocampo, Jr

ANNUAL REPORT

The Company’s Annual Report of Form 10-K covering the fiscal year ended December 31, 2005 accompanies this Proxy Statement.  Except for the financial statements included in the Annual Report that are specifically incorporated by reference herein, the Annual Report of Form 10-K is not incorporated in this Proxy Statement and is not to be deemed part of this proxy soliciting material.  Additional copies of the Annual Report of Form 10-K are available upon request.

OTHER MATTERS

Compliance With Section 16(a) of the Exchange Act.  Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of a registered class of the Company’s Common Stock to file initial reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of all Section 16(a) forms they file.  The Company believes that all filings required to be made under Section 16(a) were timely made.

Other Matters.  At the date hereof, the Board of Directors does not know of any other business to be presented at the Annual Meeting of Shareholders.  If any other matter properly comes before the meeting, however, it is intended that the persons named in the accompanying proxy will vote such proxy in accordance with the discretion and instructions of the Board of Directors.

SUBMISSION OF SHAREHOLDER PROPOSALS

Shareholders wishing to submit proposals for consideration by the Company’s Board of Directors at the Company’s 2007 Annual Meeting of Shareholders should submit them in writing to the attention of the Secretary of the Company no later than February 1, 2007, so that it may be considered by the Company for inclusion in its proxy statement and form of proxy for that meeting.

A shareholder who wishes to make a proposal at the 2007 Annual Meeting of Shareholders without complying with the requirements of Rule 14a-8 (and therefore without including the proposal in our proxy materials) must notify us of the proposal by March 16 , 2007.  If a shareholder fails to timely give notice of a potential proposal, then the persons named as proxies in the proxy cards solicited by our Board of Directors for that meeting will be entitled to vote the proxy cards held by them regarding that proposal, if properly raised at the meeting, in their discretion or as directed by our management.

By Order of the Board of Directors,

/s/  Lawrence Wunderlich
Lawrence Wunderlich
Secretary

May 1, 2006

EXHIBIT A

CYTOGENIX, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING TO BE HELD MAY 31, 2006

P

The proxies are directed to vote as specified below and in their discretion on all other matters coming before the meeting.  If no direction is made, the proxy will vote FOR all nominees listed below and the approval of independent auditors. This proxy is solicited by the Board of Directors.

R

1.

ELECTION OF DIRECTORS –Malcolm H. Skolnick and Scott E. Parazynski.

ÿ

[ ] Vote FOR from all nominees listed above, except vote withheld from (to withhold authority to vote for any individual nominee, write in the names on the line below:)

O

ÿ

[ ] Vote WITHHELD from all nominees

X

2.

APPROVAL OF INDEPENDENT AUDITORS.

ÿ  [ ]FOR

ÿ  [ ] AGAINST

ÿ  [ ] ABSTAIN

Y

ÿ  [ ] I plan to attend the meeting.

PLEASE SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY, USING THE ENCLOSED ENVELOPE.

A-2

EXHIBIT A

CYTOGENIX, INC.
Proxy Solicited On Behalf Of The Board Of Directors
For The Annual Meeting To Be Held May 31, 2006

The undersigned appoints Frank Vazquez and Lawrence Wunderlich, and each of them, as attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of CytoGenix, Inc. (the “Company”) to be held May 31, 2006 and at any adjournment thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting.

Dated:________________________, 2006

_________________ Signature _________________ Signature if held jointly

Signature

Signature if held jointly

THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREON. Executors, administrators, trustees, etc., should give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer.  If signer is a partnership, please sign partnership name by authorized person.

A-3